UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 5, 2019
FASTLY, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38897	27-5411834
(State or other jurisdiction of incorporation or organization)	(Commission FIle Number)	(I.R.S. Employer Identification Number)

475 Brannan Street, Suite 300
San Francisco, CA 94107
(Address of principal executive offices) (Zip code)
(844) 432-7859
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00002 par value	“FSLY”	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On August 5, 2019, Gil Penchina, a Class I director, provided notice of his resignation as a member of the Board of Directors (the "Board") of Fastly, Inc. (the "Company"), effective as of August 7, 2019. Mr. Penchina's resignation was not a result of a disagreement with the Company or the Board on any matter relating to the Company’s operations, policies, or practices. Mr. Penchina served as a member of the Compensation Committee and as Chair of the Nominating and Corporate Governance Committee of the Board.

Election of Director

On August 7, 2019, the Board elected Aida Álvarez as a Class I director whose term will expire at the Company’s 2020 annual meeting of stockholders. There is no arrangement or understanding between Ms. Álvarez and the Company or any other person pursuant to which she was elected as a director. Ms. Álvarez has also been appointed as a member of the Compensation Committee of the Board and as the Chair of the Nominating and Corporate Governance Committee.

In connection with her appointment to the Board and her committee appointments, and in accordance with the Company’s non-employee director compensation policy which is described in the Company’s Prospectus relating to the Registration Statement on Form S-1, as amended, filed with the Securities and Exchange Commission ("SEC") on May 17, 2019. Ms. Álvarez will receive an annual cash retainer of $30,000 for serving on the Board. She will also receive $7,500 for serving as the Chair of the Nominating and Corporate Governance Committee and $5,000 for serving on the Compensation Committee, paid quarterly. Ms. Álvarez shall also receive a restricted stock unit award for shares of our Class A common stock equivalent to $160,417 under our 2019 Equity Incentive Plan, vesting on the earlier or the date of the following annual meeting of our stockholders (or the date immediately prior to the next annual meeting of our stockholders if Ms. Álvarez’s service as a director ends at such meeting due to Ms. Álvarez’s failure to be re-elected or Ms. Álvarez not standing for re-election) and the one year anniversary measured from the date of grant. All of Ms. Álvarez’s unvested equity awards at the time of a change of control shall vest immediately prior to the consummation of such change of control.

Ms. Álvarez shall enter into the Company’s standard form of indemnification agreement, which is attached as Exhibit 10.8 to the Company’s Amendment No. 2 to the Registration Statement on Form S-1 filed with the SEC on May 6, 2019 (File No. 333-230953).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fastly, Inc.
Dated:	August 8, 2019

		By:	/s/ Adriel Lares
Adriel Lares
Chief Financial Officer